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                                                     EXHIBIT 23(h)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports on the December 31, 1995 financial statements of Wells Capital, Inc., Wells Partners, L.P., and Wells Real Estate Fund IX, L.P. and to all references to our firm included in or made a part of this registration statement.



                                                     ARTHUR ANDERSEN LLP


Atlanta, Georgia

October 21, 1996